UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2011
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                (I.R.S. Employer Identification Number)
                         incorporation or organization)

11 North Water Street, Suite 18290             Mobile, Alabama                              36602
                          (Address of principal executive offices)                                                                  (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01    Completion of Acquisition or Disposition of Assets

On March 25, 2011, Cape Holding, Ltd., a wholly-owned subsidiary of International Shipholding Corporation’s wholly-owned subsidiary LCI Shipholdings, Inc. (the “Company”), and DryLog Ltd. completed a non-monetary transaction that restructures their respective 50% interests in Dry Bulk Cape Holding Inc. (“DBCH”).

Prior to this transaction, DBCH controlled through various subsidiaries two Cape Size vessels and two Handymax newbuildings.  In connection with this transaction, (i) Cape Holding, Ltd. increased its stake in DBCH from 50% to 100% and (ii) DryLog Ltd. received ownership of two former DBCH subsidiaries holding one Cape Size vessel and one shipbuilding contract relating to a Handymax vessel scheduled to be delivered in the second half of 2012.  Following the transfer of these subsidiaries, DBCH continues to control through two subsidiaries one Cape Size vessel and one shipbuilding contract relating to a Handymax vessel scheduled to be delivered by the end of the first quarter of 2012.

This transaction enables the Company to hold direct 100% ownership in two vessels. Additionally, with 100% ownership of DBCH, the Company now has the opportunity to manage its two ships through its wholly-owned ship management subsidiary, LMS Shipmanagement, Inc.

Previously, the Company accounted for its non-controlling interest in DBCH under the equity method. Going forward, DBCH will be included in the Company’s consolidated financial results. For the first quarter of 2011, this non-monetary transaction will generate a gain in the Company’s Consolidated Net Income of approximately $18 million.  While this transaction is not expected to have a material impact on the Company’s future Net Income, it is expected to benefit EBITDA.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The financial statements of DBCH for the periods specified in Rule 3-05(b) of Regulation S-X and an accountant’s report provided pursuant to Rule 2-02 of Regulation S-X will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K has been filed.

(b)	Pro forma financial information

Pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K has been filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:    March 31, 2011